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                                                                    EXHIBIT 10.1

                             ASSIGNMENT OF RIGHTS TO
                 PATENT APPLICATIONS, PATENTS AND/OR INVENTIONS


                  THIS AGREEMENT, effective the last date of signature, below, is between CRITICARE SYSTEMS, INC. ("Criticare") and TELEMED TECHNOLOGIES INTERNATIONAL, INC. ("TTI").

                                    RECITALS

                  A. TTI is the sole owner of certain intellectual properties, including the patent applications and patents, and inventions embodied thereby, as described more fully below.

                  B. TTI desires to assign all of its rights, title and interest in these properties to Criticare, and Criticare desires to accept such assignment.

                                   AGREEMENTS

                  In consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Criticare and TTI agree as follows:

                  1. Assignment of Patent Applications and Patents and/or Inventions.

                           (a)      TTI hereby assigns and transfers to
Criticare, its successors and assigns, TTI's entire rights, title and interest in and to the patents and/or patent applications, together with the inventions disclosed and/or claimed therein, said patents and patent applications as listed on Schedule A, attached hereto and incorporated herein. Consistent with the provisions of this paragraph, TTI will also execute an assignment document for each patent and patent application, such documents provided as Exhibits A-D respectively.

                           (b)      TTI also hereby assigns and transfers to
Criticare, its successors and assigns, its entire rights, title, and interest in and to any continuation, divisional, renewal, substitute or continuation-in-part application with respect to any said patent application, in and to any patent issued from any said patent application, and in and to any extension, reissue or reexamination patent that may result from any said patents or patent applications as listed on Schedule A.

                           (c)      TTI agrees to make available to Criticare
within three months after the effective date of this Agreement any and all know-how and technical information and support necessary or otherwise relating to any invention disclosed and/or claimed in any said patent or patent application, such availability to be made at a time and place mutually convenient to the parties and as reasonably required thereafter by Criticare.

                           (d)      The rights, title and interests assigned by
TTI in subparagraphs (a)-(b) are hereafter referred to collectively as the "Patent Rights."
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                  2. Criticare Shares. Concurrent with the execution by TTI of
Exhibits A-E, Criticare will issue 350,000 shares of Criticare common stock to TTI.

                  3. Warranties by TTI.

                     (a) TTI represents and warrants that TTI has full and complete authority to enter into this Agreement and the right to assign the Patent Rights as provided herein.

                     (b) TTI represents and warrants that it has no present knowledge of or from which it can be reasonably inferred that the Patent Rights or any patent claim thereunder are invalid, or that the exercise of the Patent Rights in connection with the manufacture, sale or use of any invention or product disclosed and/or claimed therein would violate the intellectual property rights of any third party.

                     (c) TTI represents and warrants that it has taken no action which adversely affect the rights assigned to Criticare under this Agreement. TTI further represents and warrants that it owns all rights, title and interest in and to the Patent Rights free and clear of any and all liens, security interests, and/or third party encumberances.

                     (d) TTI warrants and represents that it will not in any manner challenge the validity of the Patent Rights assigned to Criticare under this Agreement. Furthermore, TTI will not intentionally act in any manner to induce or cause a third party to challenge or question the validity of any of the Patent Rights.

                     (e) TTI represents and warrants that the patents listed in Schedule A are in force and that all required maintenance fees for each of the patents have been paid in a timely manner prior to the effective date of this Agreement. Likewise, TTI represents and warrants the patent applications listed in Schedule A are pending, proceeding toward disposition and that all filing and related examination fees have been paid and that all prosecution actions have been taken in a timely manner.

                     (f) TTI represents and warrants the patents and patent applications listed on Schedule A are all the foreign and domestic patents and applications owned or licensed by TTI related to the field or practice of telemedicine and/or the related to the telemedicine products, devices, services or articles of manufacture currently offered, or manufactured by or on behalf of TTI.

                  4. Assignment of Accrued Enforcement Rights. TTI assigns and transfers to Criticare any and all claims or causes of action for infringement of the Patent Rights accrued prior to the effective date of this Agreement.

                  5. Enforcement of Patent Rights. Each party shall promptly report in writing to the other any known or suspected infringement of the Patent Rights by any third party, and shall provide the other with any and all available information and evidence supporting such infringement. Notwithstanding the reporting requirement contained herein and consistent with

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the rights assigned herein, enforcement of the Patent Rights shall be the sole responsibility of Criticare. In the event Criticare has not filed an action within 30 days of notice from TTI to enforce the Patent Rights against any third party for infringement of such rights in the context of electrocardiographic applications, TTI shall have the right to enforce the Patent Rights as against infringing electrocardiographic applications. In exercising its rights pursuant to this paragraph, TTI shall have the sole and exclusive right to select counsel and shall pay all expenses relating to such enforcement including, without limitation, attorneys' fees and court costs. At TTI's request Criticare shall offer reasonable assistance to TTI in connection with such enforcement at no cost to TTI except for reimbursement of reasonable out-of-pocket expenses incurred by Criticare, including the salaries (on a per hour of time basis) of any Criticare personnel incurred in rendering such assistance. Any damages, royalties, settlement fees or other consideration received by TTI as a result of such enforcement shall be the sole property of TTI.

                  6. TTI Cooperation.

                     (a) TTI and its successors and assigns further agree to, without further consideration, promptly provide Criticare with all pertinent documents relating to the patents and patent applications listed on Schedule A and will, upon Criticare's reasonable request, provide Criticare with all pertinent facts relating to said patents and patent applications. TTI further agrees to testify as to said facts and documents in any interference, litigation or proceeding related thereto. Criticare agrees to reimburse TTI for all reasonable out-of-pocket expenses incurred by TTI, including the salaries (on a per hour of time basis) of any TTI personnel incurred in rendering such assistance.

                     (b) TTI will promptly execute and deliver to Criticare or its legal representatives, and undertake all reasonable efforts to secure the same from its employees, agents, officers, directors, as well as any inventor of any patent or patent application hereby assigned, at no expense and without further consideration any and all papers, instruments, documents, affidavits or declarations determined by Criticare in its reasonable judgment as required by Criticare to apply for, obtain, maintain, issue or enforce any of said patents or patent applications, any continuation, divisional, renewal, substitute or continuation-in-part application, or any patents which may issue from said applications, and any extension, reissue or reexamination patent that may result from any said patent and/or patent application. Specifically and without limitation, TTI will deliver to patent counsel for Criticare copies of all files maintained by or on behalf of TTI relating to each patent or patent application listed on Schedule A, such delivery to be made within 30 business days from the effective date of this Agreement.

                     (c) TTI further agrees to execute and deliver to Criticare or its legal representatives any and all papers, instruments and documents, reasonably required by Criticare as necessary to effectuate this Assignment.

                  7. License. Upon assignment of the Patent Rights and execution of the Exhibits A-D, Criticare will grant TTI a limited, exclusive, royalty-free license to exercise the Patent Rights solely in the context of electrocardiographic applications, such license

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specifically excluding any non-electrocardiographic use, exercise or activity.
The right of TTI to sublicense the Patent Rights is contingent upon the prior written consent of Criticare, such consent to not be unreasonably withheld. The terms and conditions of the license granted hereunder to TTI are as provided in the license agreement attached as Exhibit F and incorporated herein by reference.

                  8. Entire Agreement. This Agreement constitutes and contains the entire agreement between TTI and Criticare with respect to assignment of the Patent Rights. This Agreement supersedes any and all prior understandings and agreements between the parties with respect to the assignment and/or license of any Intellectual Property right. Any modification of this Agreement shall be in writing and executed in the same manner as this Agreement.


                               TELEMED TECHNOLOGIES INTERNATIONAL,
                               INC.

                               BY  \s\ Lee B. Ehrlichman
                                   ----------------------------
                                   Its
                                       ------------------------

                               Date November 3, 1998



                               CRITICARE SYSTEMS, INC.

                               BY  \s\ Gerhard von der Ruhr
                                   ----------------------------
                                   Its  President
                                       ------------------------

                               Date November 3, 1998

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